Exhibit 23.2

[Letterhead of PricewaterhouseCoopers LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 7 March 2012, for Barclays PLC relating to the financial statements and effectiveness of internal control over financial reporting which appears in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended 31 December 2011.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 7 March 2012 for Barclays Bank PLC relating to the financial statements which appears in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended 31 December 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, England

1 August 2012

PricewaterhouseCoopers LLP, 7 More London, Riverside, London SE1 2RT

T: +44 (0) 20 7583 5000, F: +44 (0) 20 7804 1001, www.pwc.co.uk

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Services Authority for designated investment business.